EXHIBIT 4.1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "AGREEMENT") is made and entered into as of the 3rd day of April, 2006 (the "EFFECTIVE DATE") between IRIS International, Inc., a Delaware corporation (the "COMPANY"), and Dr. Thomas
H. Adams (the "STOCKHOLDER").

                                R E C I T A L S:

         A. The Stockholder has acquired shares of the Company's Common Stock (as defined below) pursuant to the Merger Agreement dated April 3, 2006 by and among the Company, Iris Molecular Diagnostics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Leucadia Technologies, Inc., a Delaware corporation and Stockholder (the "MERGER AGREEMENT").

         B. The Company and the Stockholder desire to set forth the registration rights to be granted by the Company to the Stockholder with regard to the shares of Company Common Stock received by the Stockholder pursuant to the Merger Agreement and as a result of the transactions contemplated thereby (the "MERGER STOCK").

         NOW,   THEREFORE,    in   consideration   of   the   mutual   promises,
representations, warranties, covenants, and conditions set forth herein and in the Merger Agreement, the parties mutually agree as follows:

                               A G R E E M E N T:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "BUSINESS DAY" means any day of the year, other than a Saturday, Sunday, or other day on which the Commission is required or authorized to close.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock, par value $0.001 per share, of the Company and any and all shares of capital stock or other equity securities of: (i) the Company which are added to or exchanged or substituted for the Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (ii) any other corporation, now or hereafter organized under the laws of any state or other governmental authority, with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company.

         "EARNOUT STOCK" means those shares of Merger Stock received by Stockholder subsequent to the closing of the Merger.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.


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         "FAMILY  MEMBER"  means  (a)  with  respect  to  any  individual,  such individual's spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

         "HOLDER" means Stockholder or any of Stockholder's respective successors and Permitted Assigns who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Stockholder, including from any Permitted Assignee.

         "MANDATORY REGISTRATION STATEMENTS" means the registration statements required to be filed by the Company pursuant to SECTION 2(A).

         "PERMITTED ASSIGNEE" means (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, or (e) an entity that is controlled by, controls, or is under common control with a transferor.

         The terms "REGISTER," "REGISTERED," and "REGISTRATION" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE SECURITIES" means shares of Merger Stock issued to the Stockholder pursuant to the Merger Agreement, including the Earnout Stock, if any, but EXCLUDING (i) any Registrable Securities that have been publicly sold or may be sold immediately without registration under the Securities Act pursuant to Rule 144(k) of the Securities Act; (ii) any Registrable Securities sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (iii) any Registrable Securities that are at the time subject to an effective registration statement under the Securities Act.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "S-3 BLACKOUT PERIOD" means, with respect to a registration, a period in each case commencing on the day immediately after the Company notifies the Holder(s) that they are required, pursuant to SECTION 3(F), to suspend offers and sales of Registrable Securities or during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or


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condition of similar  significance  to the Company)  that the  registration  and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its stockholders and ending on the earlier of (1) the date upon which the material non-public information commencing the S-3 Blackout Period is disclosed to the public or ceases to be material and (2) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of a Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; PROVIDED, HOWEVER, that (a) the Company shall limit its use of S-3 Blackout Periods, in the aggregate, to 60 Trading Days in any 12-month period and (b) no S-3 Blackout Period may commence sooner than 60 days after the end of a prior S-3 Blackout Period.

         "TRADING DAY" means a day on which (a) the national securities exchange, (b) the Nasdaq Stock Market, or (c) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

         2.       REGISTRATION.

         (a)      REGISTRATION ON FORM S-3.

                  (i) As promptly as reasonably practicable after the date hereof, but in no event later than ninety (90) days after the date hereof, the Company shall file with the Commission a registration statement on Form S-3 (or if Form S-3 is not available, on such form of registration statement as is then available to effect a registration of all the Registrable Securities received on the date hereof (including any shares retained by the Company in an escrow for purposes of indemnification); provided that the Company shall convert to Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date it meets such requirements) relating to the resale by the Holder(s) of all of the Registrable Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this SECTION 2(A), or keep such registration effective pursuant to SECTION 3 in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so.

                  (ii) As promptly as reasonably practicable after the date that the Company distributes to the Stockholder Earnout Stock, if any, but in no event later than sixty (60) days after such date, the Company shall file with the Commission a registration statement on Form S-3 (or if Form S-3 is not available, on such form of registration statement as is then available to effect a registration of all such Earnout Stock; provided that the Company shall convert to Form S-3, or file a replacement registration statement on Form S-3, promptly after the first date it meets such requirements) relating to the resale by the Holder(s) of all such Earnout Stock; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this SECTION 2(A), or keep such registration effective pursuant to SECTION 3 in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so.


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                  (iii)    The Mandatory Registration  Statements filed pursuant
         to this SECTION 2(A) shall contain "Selling Stockholders" and "Plan of Distribution" sections in a form reasonably satisfactory to the Holder(s).

         (b) PIGGYBACK REGISTRATION. If the Company shall determine to register for sale for cash any of its Common Stock, for its own account or for the account of others (other than the Holder(s)), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), or (ii) a registration relating solely to a Commission Rule 145 transaction, a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, the Company shall promptly give to the Holder(s) written notice thereof (and in no event shall such notice be given less than 20 calendar days prior to the filing of such registration statement), and shall, subject to SECTION 2(C), include in such registration (and any related qualification under blue sky laws or other compliance) (a "PIGGYBACK REGISTRATION"), all of the Registrable Securities specified in a written request or requests by any Holder or Holders, made within 10 calendar days after receipt of such written notice from the Company. However, the Company may, without the consent of the Holder(s), withdraw such registration statement prior to its becoming effective if the Company or such other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereby.

         (c)      UNDERWRITING.  If a Piggyback Registration is for a registered public offering involving an underwriting, the Company shall so advise the Holder(s) in writing or as a part of the written notice given pursuant to
SECTION 2(B). In such event the right of any Holder to registration  pursuant to
SECTION 2(B) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other stockholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or selling stockholders, as applicable. Notwithstanding any other provision of this
SECTION 2(C), if the underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders (except those Holders who failed to timely elect to distribute their Registrable Securities through such underwriting or have indicated to the Company their decision not to do so), and the number of shares of Registrable Securities that may be included in the registration and underwriting, if any, shall be allocated among such Holders as follows:

                  (i) In the event of a Piggyback Registration that is initiated by the Company, the number of shares that may be included in the registration and underwriting shall be allocated first to the Company and then, subject to obligations and commitments existing as of the date hereof, to all selling stockholders, including the Holder(s), who have requested to sell in the registration on a pro rata basis according to the number of shares requested to be included; and

                  (ii) In the event of a Piggyback Registration that is initiated by the exercise of demand registration rights by a stockholder or stockholders of the Company (other than the Holder(s)), then the number of shares that may be included in the registration and underwriting shall be allocated first to such selling stockholders who exercised such demand and then,


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         subject to obligations and commitments  existing as of the date hereof, to all other selling stockholders, including the Holder(s), who have requested to sell in the registration, on a pro rata basis according to the number of shares requested to be included.

         No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportion used above in determining the underwriter limitation.

         3. REGISTRATION PROCEDURES. In the case of each registration, qualification, or compliance effected by the Company pursuant to SECTION 2 hereof, the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, qualification, and compliance and as to the completion thereof. At its expense with respect to any registration statement filed pursuant to SECTION 2, the Company will:

         (a) prepare and file with the Commission with respect to such Registrable Securities, a registration statement on Form S-3 or any other form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended method(s) of distribution thereof, and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable after the filing thereof and remain effective at least for a period ending with the first to occur of (i) the sale of all Registrable Securities covered by the registration statement and
(ii) the availability under Rule 144(k) of the Securities Act for the Holder to immediately, freely resell without restriction all Registrable Securities covered by the registration statement (in either case, the "EFFECTIVENESS PERIOD");

         (b) if a registration statement is subject to review by the Commission, use commercially reasonable efforts to promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the Commission;

         (c) use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, true and accurate during the Effectiveness Period (but in any event at least until expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such registration statement;

         (d) furnish, without charge, to each Holder of Registrable Securities covered by such registration statement (i) a reasonable number of copies of such registration statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (ii) such number of copies of the prospectus included in such registration


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statement (including each preliminary  prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may request, in conformity with the requirements of the Securities Act, and (iii) such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the Effectiveness Period;

         (e) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the applicable registration statement is deemed effective by the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; PROVIDED that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this PARAGRAPH (E), (ii) subject itself to taxation in any such jurisdiction, or
(iii) consent to general service of process in any such jurisdiction;

         (f) as promptly as practicable after becoming aware of such event, notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of an S-3 Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or S-3 Blackout Period;

         (g) use commercially reasonable efforts to comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement;

         (h) as promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities being offered or sold pursuant to a registration statement of the issuance by the Commission of any stop order or other suspension of effectiveness of such registration statement and the resolution of, or any material developments with respect to, such stop order or other suspension;

         (i) permit the Holder(s) of Registrable Securities being included in a registration statement and their legal counsel, at such Holder's sole cost and expense (except as otherwise specifically provided in SECTION 5) to review and have a reasonable opportunity to comment on such registration statement and all amendments and supplements thereto at least two Business Days prior to their filing with the Commission and to the extent any amendments and/or supplements to the registration statement are in response to comments by the Commission that have a material impact on any Holder, the Company shall give reasonable deference to such Holder's requests with respect to the substance of such amendments and/or supplements;


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         (j)      use   commercially   reasonable   efforts  to  cause  all  the
Registrable Securities covered by a registration statement to be quoted on the Nasdaq National Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded;

         (k) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times; and

         (l) cooperate with the Holder(s) of Registrable Securities being offered pursuant to a registration statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a registration statement and enable such certificates to be in such denominations or amounts as the Holder(s) may reasonably request and registered in such names as the Holder(s) may request and the Company shall provide any required legal opinion as reasonably requested by the Company's transfer agent at the Company's sole expense.

         4. SUSPENSION OF OFFERS AND SALES. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 3(F) hereof or of the commencement of an S-3 Blackout Period, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 3(F) hereof or notice of the end of the S-3 Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5. REGISTRATION EXPENSES. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent accountants; provided that, in any underwritten registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes and fees of such Holder's counsel. Except as provided in SECTION 8, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder of Registrable Securities; PROVIDED, HOWEVER, that the Company shall reimburse the Holder(s) for the legal fees of one counsel on behalf of such Holder(s) as to a maximum of $5,000 for each registration.

         6. ASSIGNMENT OF RIGHTS. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; PROVIDED, HOWEVER, that a Holder may assign its rights under this Agreement without such restrictions (a) in connection with a transfer of at least [200,000] shares, or (b) to a Permitted Assignee as long as (i) such transfer or assignment is effected in accordance with applicable securities laws; (ii) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (iii) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.


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         7.       INFORMATION  BY HOLDER.  The Holder or Holders of  Registrable
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing.

         8.       INDEMNIFICATION.

         (a) In the event of the offer and sale of Registrable Securities held by Holder(s) under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, each other person who participates as an underwriter in the offering or sale of such securities, each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of
Section 15 of the Securities Act, and each of their respective directors, officers, partners, members, employees, stockholders, agents, advisors (each, an "INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or such other Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case (i) to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof or (ii) if the person asserting any such loss, claim, damage, liability (or action or proceeding in respect thereof) who purchased the Registrable Securities that are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary or final prospectus (or the final prospectus as amended or SUPPLEMENTED). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder(s), or any such director, officer, partner, underwriter or controlling person and shall survive the transfer of such shares by the Holder.

         (b) As a condition to including any Registrable Securities to be offered by a Holder in any registration statement filed pursuant to this Agreement, each such Holder, severally and not jointly, agrees to be bound by the terms of this SECTION 8 and to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, in each case, to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company specifically for use in the preparation thereof, and such Holder shall reimburse the Company, and each such director, officer, and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; PROVIDED, HOWEVER, that such indemnity agreement found in this SECTION 8(B) shall in no event exceed the gross proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares.

         (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
SECTION 8(A) or (B) hereof (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under SECTION 8(A) or (B) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         (d) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to SECTION 8(C) or in the case of the expense reimbursement obligation set forth in SECTION 8(A) and (b), the indemnification required by SECTION 8(A) and (B) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

         (e) If the indemnification provided for in this SECTION 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (i) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be required to contribute any amount in excess of the gross proceeds from the offering received by such Holder.

         (f) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding subsections of this SECTION 8 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         9.       MISCELLANEOUS

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and the United States of America, both substantive and remedial. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of California or in the United States District Court for the Central District of California and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

         (b) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, Permitted Assigns, executors and administrators of the parties hereto.

         (c) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

         (d) NOTICES, ETC. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         If to the Company:          IRIS International, Inc.
                                     9172 Eton Avenue

                                     Chatsworth, California 91311
                                     Attention:  Chief Executive Officer
                                     Facsimile:
                                     e-mail:

         If to the Stockholder:      To the Stockholder at the address
                                     set forth on the signature page hereto

or at such other address as any party shall have furnished to the other parties in writing.

         (e) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         (g) SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (h) AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver.

         (i) RULE 144. The Company covenants that it shall file the reports required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it shall make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act) to the extent required from time to time to enable the Holders to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

                         [Signatures on following page]

         This Registration Rights Agreement is hereby executed as of the date first above written.

                                    COMPANY:

                                    IRIS INTERNATIONAL, INC.


                                    By:    /s/ Cesar Garcia
                                       -----------------------------------------
                                    Name:  Cesar Garcia
                                    Title: President and Chief Executive Officer





                                    STOCKHOLDER:


                                     DR. THOMAS H. ADAMS


                                    By:  /S/ DR. THOMAS H. ADAMS
                                       -----------------------------------------

                                    Address:
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                    Facsimile:
                                               ---------------------------------
                                    E-mail:
                                            ------------------------------------


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